SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K 12g-3

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2002

ACCESS NATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Virginia	To Be Assigned	82-0545425

(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification
of incorporation) number)

14006 Lee Jackson Memorial Highway, Chantilly, VA 20151

(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 871-2100

Access National Bank (Access National Corporation is a successor issuer under
Rule 12g-3 of the Securities Exchange Act of 1934)

(Former name or former address if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     Effective June 15, 2002, pursuant to an Agreement and Plan of Reorganization dated April 18, 2002 (the “Agreement”) between the Registrant and Access National Bank (the “Bank”), and approved by the shareholders of the Bank at an annual meeting held on May 16, 2002, the Registrant acquired all of the outstanding stock of the Bank in a statutory share exchange transaction. Under the terms of the Agreement, the shares of the Bank’s common stock were exchanged for shares of the Registrant on a one-for-one basis. The 1,170,000 shares of common stock of the Registrant issued in connection with the reorganization were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(12) of the Securities Act of 1933, as amended.

     As a result of the transaction described above, the Registrant became the successor issuer to the Bank, pursuant to Rule 12g-3 (promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)). Prior to the share exchange, the Bank had recently become subject to the information requirements of the Exchange Act and, in accordance with Section 12(i) thereof, was required to file reports and other financial information with the Office of the Comptroller of the Currency (“OCC”). Such reports and other information filed by the Bank with the OCC may be inspected and copied at the public reference facilities maintained by the OCC at Independence Square, 250 E Street, Washington, D.C. 20219. The last financial report filed by the Bank with the OCC was its Form 10-QSB for the quarter ended March 31, 2002, filed on May 28, 2002.

     This Form 8-K is being filed by the Registrant as the initial report of the Registrant to the Securities and Exchange Commission (the “Commission”) and as notice that the Registrant is the successor issuer to the Bank under Rule 12g-3 of the Exchange Act, and is thereby subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder and in accordance therewith will file reports and other information with the Commission. The first regular report to be filed by the Registrant with the SEC will be its Form 10-QSB for the quarter ending June 30, 2002.

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Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – not applicable
(b) Pro forma financial information – not applicable
(c) Exhibits

2.0 Agreement and Plan of Reorganization, dated April 18, 2002

3.1 Articles of Incorporation of Registrant

3.2 Bylaws of Registrant

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS NATIONAL CORPORATION

By: /s/ Michael W. Clarke Name: Michael W. Clarke Title: President and Chief Executive Officer

Dated: July 19, 2002

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